April 24, 2000

IDS Life Insurance Company of New York
20 Madison Avenue Extension
Albany, New York 12203


Gentlemen:

This opinion is furnished in connection with Post-Effective Amendment No. 19 to the registration by IDS Life Insurance Company of New York of a Flexible Premium Variable Life Insurance Policy ("the Policy") under the Securities Act of 1933. The prospectus included on Form S-6 (File No. 33-15290) in the post-effective amendment to the registration statement describes the Policy. I am familiar with the Policy, the Post-effective amendment, the registration statement and the exhibits thereto. In my opinion, the illustrations of Death Benefits, Policy Values, and Surrender Values included in the section of the prospectus entitled "illustrations", under the assumptions stated in that section, are consistent with the provisions of the Policy.

I hereby consent to the use of this opinion as an exhibit to the post-effective amendment to the registration statement and to the reference of my name under the heading "Experts" in this prospectus.

Very truly yours,


/s/  Mark Gorham
     Mark Gorham, F.S.A., M.A.A.A.
     Actuarial Director - Insurance Product Development
     Minneapolis, Minnesota
     April 24, 2000